As filed with the Securities and Exchange Commission on September 15, 1995
                                                 Registration No. 33-61293
--------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                                ---------------

                               Amendment No. 1
                                      to
                                    Form S-3
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                                 --------------
                       GOLDEN WEST FINANCIAL CORPORATION
             (Exact name of registrant as specified in its charter)

         Delaware                                      95-2080059
(State or other jurisdiction of             (I.R.S. employer identification no.)
incorporation or organization)

                              1901 Harrison Street
                           Oakland, California  94612
                                 (510) 446-3420

  (Address, including zip code, and telephone number, including area code, of principal executive offices)

                                  J.L. HELVEY
                              1901 Harrison Street
                           Oakland, California  94612
                                 (510) 446-3420

 (Name, address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:
                                 MARK R. LEVIE
                                DANA M. KETCHAM
                         ORRICK, HERRINGTON & SUTCLIFFE
                       Old Federal Reserve Bank Building
                               400 Sansome Street
                        San Francisco, California  94111
                                 --------------
        Approximate date of commencement of proposed sale to the public:
   From time to time after the effective date of this Registration Statement.
                                 --------------
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]

  If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, please check the following box. [X]

                                 --------------
                        CALCULATION OF REGISTRATION FEE

================================================================================
                                        Proposed
                                         Maximum
                                        Aggregate      Amount of
Title of Each Class                     Offering      Registration
to be Registered                          Price           Fee
--------------------------------------------------------------------------------
Subordinated Debt
Securities         ................  $300,000,000(1)   $103,449.00
Common Stock (2)   ................
Perpetual Preferred Stock (2) .....
================================================================================

(1)  Estimated solely for the purpose of calculating the registration fee.

(2) Such indeterminate amount of Common Stock or Perpetual Preferred Stock, which stock may be issued in exchange for the Subordinated Debt Securities. No separate consideration will be received.

                                 --------------
    The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.
================================================================================

PROSPECTUS
----------
                                 $300,000,000

                       GOLDEN WEST FINANCIAL CORPORATION

                         SUBORDINATED DEBT SECURITIES

  Golden West Financial Corporation (the "Company") from time to time may offer its debt securities consisting of subordinated debentures, notes, bonds and/or other evidences of subordinated indebtedness (the "Subordinated Debt Securities"), with an aggregate initial public offering price of up to U.S. $300,000,000 or the equivalent thereof in one or more foreign currencies or composite currencies, including European Currency Units. The Subordinated Debt Securities may be offered in separate series in amounts, at prices and on terms to be set forth in supplements to this Prospectus. The Subordinated Debt Securities may be sold for U.S. dollars, one or more foreign currencies or amounts determined by reference to an index, and the principal of and any interest on the Subordinated Debt Securities may likewise be payable in U.S. dollars, one or more foreign currencies or amounts determined by reference to an index.

  The Subordinated Debt Securities will be subordinated to all existing and future Senior Indebtedness (as defined) of the Company. See "Description of Subordinated Debt Securities--Subordination."

  The terms of the Subordinated Debt Securities, including, where applicable, the specific designation, aggregate principal amount, initial public offering price, currency, denomination, maturity, premium, rate (which may be fixed or variable) and time of payment of interest and terms for redemption at the option of the Company, for repayment at the option of the holder, for sinking fund payments, for payments of additional amounts or requiring the Subordinated Debt Securities to be payable at maturity only by exchange for, or from designated proceeds from the sale of, common stock or perpetual preferred stock, will be set forth in a supplement to this Prospectus (the "Prospectus Supplement"). Payment of principal of the Subordinated Debt Securities offered hereby may be accelerated only in the case of the bankruptcy, insolvency or reorganization of the Company. There is no right of acceleration upon a default in the payment of interest on the Subordinated Debt Securities offered hereby or in the performance of any covenant of the Company. See "Description of Subordinated Debt Securities--Certain Modifications to the Indenture" and "--Defaults and Certain Rights on Default."

  The Subordinated Debt Securities may be sold through underwriting syndicates led by one or more managing underwriters or through one or more underwriters acting alone. The Subordinated Debt Securities may also be sold directly by the Company or through agents designated from time to time. If any underwriters or agents are involved in the sale of the Subordinated Debt Securities, their names, the principal amount of Subordinated Debt Securities to be purchased by them and any applicable fee, commission or discount arrangements with them will be set forth in the Prospectus Supplement. See "Plan of Distribution."

  The Subordinated Debt Securities may be issued in registered form or bearer form with coupons attached or both. In addition, all or a portion of the Subordinated Debt Securities of a series may be issuable in temporary or permanent global form. Subordinated Debt Securities in bearer form will be offered only to non-United States persons and to offices located outside the United States of certain United States financial institutions.

  This Prospectus may not be used to consummate sales of Subordinated Debt Securities unless accompanied by a Prospectus Supplement.

                               ---------------

  THESE SECURITIES ARE THE SOLE OBLIGATION OF GOLDEN WEST FINANCIAL CORPORATION, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

                               ---------------

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                               ---------------

            THE DATE OF THIS PROSPECTUS IS SEPTEMBER  , 1995.

  IN CONNECTION WITH THIS OFFERING, THE UNDERWRITERS MAY OVER-ALLOT OR EFFECT TRANSACTIONS WHICH STABILIZE OR MAINTAIN THE MARKET PRICE OF THE SUBORDINATED DEBT SECURITIES OR CAPITAL SECURITIES AT A LEVEL ABOVE THAT WHICH MIGHT OTHERWISE PREVAIL IN THE OPEN MARKET. SUCH TRANSACTIONS MAY BE EFFECTED IN THE OVER-THE-COUNTER MARKET AND, IN THE CASE OF CERTAIN CAPITAL SECURITIES, THE NEW YORK, MIDWEST AND PACIFIC STOCK EXCHANGES. SUCH STABILIZING, IF COMMENCED, MAY BE DISCONTINUED AT ANY TIME.

                               ----------------

                             AVAILABLE INFORMATION

  The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files proxy statements, reports and other information with the Securities and Exchange Commission (the "Commission"). This filed material can be inspected and copied at Regional Offices of the Commission located at 500 West Madison Street, Suite 1400, Chicago, Illinois and 7 World Trade Center, 13th Floor, New York, New York; and at the Public Reference Office of the Commission at 450 Fifth Street, N.W., Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549 at prescribed rates. In addition, certain securities of the Company are listed on the New York, Midwest and Pacific Stock Exchanges, and such material can also be inspected at the offices of such exchanges.

                     INFORMATION INCORPORATED BY REFERENCE

  The following documents filed by the Company with the Commission are incorporated by reference in this Prospectus.

    1. The Company's Annual Report on Form 10-K for the year ended December 31, 1994.

    2. The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1995 and June 30, 1995.

  All documents filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this Prospectus and prior to the termination of the offering of the Subordinated Debt Securities offered hereby shall be deemed to be incorporated by reference in this Prospectus. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes hereof to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed to constitute a part hereof, except as so modified or superseded.

  The Company will furnish without charge to each person, including any beneficial owner, to whom this Prospectus is delivered, on the written or oral request of such person, a copy of any or all of the documents incorporated by reference, other than exhibits to such documents. Requests should be directed to J.L. Helvey, Golden West Financial Corporation, 1901 Harrison Street, Oakland, California 94612 (telephone: 510-446-3420).

  Unless otherwise indicated, currency amounts in this Prospectus and any Prospectus Supplement are stated in United States dollars ("$", "dollars", "U.S. dollars" or "U.S. $").

                       GOLDEN WEST FINANCIAL CORPORATION

  Golden West Financial Corporation, a Delaware corporation, is a savings and loan holding company, the principal business of which is the operation of a savings and loan business through its wholly-owned subsidiary, World Savings and Loan Association, a Federal Savings and Loan Association (the "Association"). The Association is a federally chartered, capital stock savings association, incorporated in 1912, the deposits of which are insured by the SAIF-fund of the Federal Deposit Insurance Corporation. At June 30, 1995, the Company, through subsidiaries, operated 117 savings branches in California, 50 in Colorado, 22 in Florida, ten in Kansas, nine in New Jersey, 15 in Texas and nine in Arizona. As used herein, the term "Company" means Golden West Financial Corporation and its consolidated subsidiaries, unless the context requires otherwise.

  The Company's principal business, conducted principally through the Association, consists of attracting funds, primarily in the form of savings deposits from the general public, and investing those funds in loans and securities secured by liens on residential and other real estate. At June 30, 1995, the Company had total assets of $34.3 billion and its deposits totalled $20.7 billion. The Company's operating results depend primarily upon the difference between (i) its revenues from loans and investments and (ii) expenses incurred in obtaining investment funds (including interest paid on deposit accounts and on Federal Home Loan Bank advances and other borrowings) and general operating expenses. As a financial intermediary, the Company seeks to control its exposure to general interest rate changes by matching, to the extent feasible, the maturities of its sources of funds with the maturities of its investments and by increasing the interest rate sensitivity of its loan portfolio. The Company also seeks to control general and administrative expenses through a program of strict cost control and to limit loan loss exposure by concentrating its lending activities in residential properties and emphasizing traditional appraisal and loan underwriting practices. At June 30, 1995, the Company's loan portfolio was $27.9 billion, of which 90% consisted of adjustable rate mortgages and 10% consisted of fixed-rate mortgages.

  The Company is a savings and loan holding company and, together with its subsidiaries, is subject to extensive examination, supervision and regulation by the Office of Thrift Supervision ("OTS") and the Federal Deposit Insurance Corporation. Applicable regulations govern, among other things, the Company's lending and investment powers, the types of accounts it is permitted to offer, the types of business in which it may engage, and requirements for regulatory capital. The Company is also subject to regulations of the Board of Governors of the Federal Reserve System with respect to required reserves and certain other matters.

  The Company is a legal entity separate and distinct from the Association and its other subsidiaries. The principal source of the Company's cash flow on an unconsolidated basis has been dividends from the Association. Various statutory and regulatory restrictions and tax considerations, however, limit directly or indirectly the amount of dividends the Association can pay. See the Company's Annual Report on Form 10-K for the year ended December 31, 1994 which is incorporated herein by reference. Various statutory and regulatory restrictions also restrict the Association from making investments in, or loans to, the Company.

  In addition, because the Company is a holding company, the rights of its creditors, including holders of the Subordinated Debt Securities, to participate in the assets of any subsidiary upon the latter's liquidation or reorganization will be subject to the claims of the subsidiary's creditors, which will take priority except to the extent that the Company itself may be a creditor with recognized claims against the subsidiary.

  In December 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted. Among other things, FDICIA requires a savings association which does not meet any one of its capital requirements to submit a capital restoration plan for improving its capital to the OTS. The holding company of a savings association must guarantee that the savings association will meet its capital restoration plan, subject to certain limitations. If such a guarantee were deemed to be a commitment to maintain capital under the federal Bankruptcy Code, a claim under such guarantee in a bankruptcy proceeding involving the holding company would be entitled to a priority over third party creditors of the holding company.

  As set forth below under "Description of Subordinated Debt Securities-- Subordination," the Subordinated Debt Securities are subordinated to all Senior Indebtedness.

  The principal executive offices of the Company are located at 1901 Harrison Street, Oakland, California 94612, and the telephone number is (510) 446-3420.

                            APPLICATION OF PROCEEDS

  It is intended that the net proceeds from the sale of the Subordinated Debt Securities will be used for general corporate purposes. The net proceeds may be contributed to the Company's subsidiary associations in the form of equity or subordinated debt and may be used in connection with acquisitions directly by the Company or by a subsidiary association. Pending a determination of the use of the net proceeds, such proceeds will be invested in short-term obligations.

               CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

  The following table sets forth the consolidated ratios of earnings to fixed charges for the periods indicated. Earnings represent income from continuing operations before income taxes, fixed charges and extraordinary items. Fixed charges include interest expense and amortization of debt expense.

                                                                    SIX MONTHS
                                                                       ENDED
                                           YEAR ENDED DECEMBER 31,    JUNE 30
                                           ------------------------ -----------
                                           1994 1993 1992 1991 1990 1995  1994
                                           ---- ---- ---- ---- ---- ----- -----
Ratio of earnings to fixed charges:
  Including interest on deposits.......... 1.34 1.40 1.36 1.24 1.18  1.21  1.40
  Excluding interest on deposits.......... 1.87 2.05 2.08 1.78 1.48  1.54  2.05

                  DESCRIPTION OF SUBORDINATED DEBT SECURITIES

  The following description of the terms of the Subordinated Debt Securities sets forth certain general terms and provisions of the Subordinated Debt Securities to which any Prospectus Supplement may relate. The particular terms of the Subordinated Debt Securities offered by any Prospectus Supplement and the extent, if any, to which such general provisions may apply to the Subordinated Debt Securities so offered will be described in the Prospectus Supplement relating to such Subordinated Debt Securities.

  The Subordinated Debt Securities are to be issued under an Indenture dated as of July 1, 1995 between the Company and Bankers Trust Company, as Trustee (the "Trustee") (the "Indenture"). See "Certain Modifications to the Indenture." The Indenture is an exhibit to the registration statement of which this Prospectus is a part (the "Registration Statement"). The following summaries of certain provisions of the Indenture do not purport to be complete and are qualified in their entirety by reference to the provisions of the Indenture. Numerical references in parentheses below are to sections of the Indenture and, unless otherwise indicated, capitalized terms shall have the meanings ascribed to them in the Indenture.

GENERAL

  The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of the Senior Indebtedness of the Company as described under "Subordination." The Indenture provides that Subordinated Debt Securities in an unlimited amount may be issued thereunder from time to time in one or more series. (Section 301)

  The applicable Prospectus Supplement will describe the following terms of the series of Subordinated Debt Securities offered thereby: (1) the title of the Subordinated Debt Securities; (2) any limit on the aggregate principal amount of the Subordinated Debt Securities; (3) whether the Subordinated Debt Securities are to be issuable as Registered Securities or Bearer Securities or both, whether any of the Subordinated Debt Securities are to be issuable initially in temporary global form and whether any of the Subordinated Debt Securities are to be issuable in permanent global form; (4) the price or prices (expressed as a percentage of the aggregate principal amount thereof) at which the Subordinated Debt Securities will be issued; (5) the date or dates on which the Subordinated Debt Securities will mature; (6) the rate or rates at which the Subordinated Debt Securities will bear interest, if any, or the formula pursuant to which such rate or rates shall be determined, and the date or dates from which any such interest will accrue; (7) the Interest Payment Dates on which any such interest on the Subordinated Debt Securities will be payable, the Regular Record Date for any interest payable on any Subordinated Debt Securities which are Registered Securities on any Interest Payment Date, and the extent to which, or the manner in which, any interest payable on a temporary global Security on an Interest Payment Date will be paid if other than in the manner described under "Temporary Global Securities" below; (8) any terms by which the principal of the Subordinated Debt Securities will be exchangeable for Common Stock or Perpetual Preferred Stock (collectively "Capital Securities") and any covenant pursuant to which the proceeds of sales of Capital Securities shall be designated on the books of the Company as available for the payment of any of the principal of the Subordinated Debt Securities (the "Available Funds"); (9) any mandatory or optional sinking fund or analogous provisions; (10) each office or agency where, subject to the terms of the Indenture as described below under "Payment and Paying Agents," the principal of and any premium and interest on the Subordinated Debt Securities will be payable and each office or agency where, subject to the terms of the Indenture as described below under "Form, Exchange, Registration and Transfer", the Subordinated Debt Securities may be presented for registration of transfer or exchange; (11) the date, if any, after which and the price or prices at which the Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company or repaid at the option of the Holder, or pursuant to mandatory redemption provisions, and the other detailed terms and provisions of any such optional or mandatory redemption or repayment provisions; (12) the denominations in which any Subordinated Debt Securities will be issuable; (13) the currency or currencies of payment of principal of and any premium and interest on the Subordinated Debt Securities, if other than United States dollars; (14) any index used to determine the amount of payments of principal of and any premium and interest on the Subordinated Debt Securities; (15) the portion of the principal amount of the Subordinated Debt Securities, if other than the principal amount thereof, payable upon acceleration of maturity thereof; (16) if the Company has elected not to apply the defeasance section of the Indenture as described below under "Defeasance" to the Subordinated Debt Securities; (17) the Person who shall be the Security Registrar for Subordinated Debt Securities issuable as Registered Securities, if other than the Trustee; the Person who shall be the initial Paying Agent and, if applicable, the Person who shall be the initial Common Depositary or the depositary, as the case may be; and (18) any other terms of the Subordinated Debt Securities not inconsistent with the provisions of the Indenture. Any such Prospectus Supplement will also describe any special provisions for the payment of additional amounts with respect to the Subordinated Debt Securities of such series.

  Subordinated Debt Securities may be issued as Original Issue Discount Securities to be sold at a substantial discount below their stated principal amounts. Special United States federal income tax considerations applicable to Subordinated Debt Securities issued at an original issue discount will be set forth in the Prospectus Supplement relating thereto. Special United States tax considerations applicable to any Subordinated Debt Securities that are denominated or payable in a currency other than United States dollars or that use an index to determine the amount of payments of principal of and any premium and interest on the Subordinated Debt Securities will be set forth in a Prospectus Supplement relating thereto.

  The Company may elect to structure a series of Subordinated Debt Securities such that the principal of the Subordinated Debt Securities may be exchangeable for Capital Securities or only payable with Available Funds in order to meet requirements to qualify as capital under regulations applicable to bank holding companies whether or not such regulations may be applicable to the Company at the time of issuance. See "Description of Capital Securities."

SUBORDINATION

  As used herein "Senior Indebtedness" means all Debt of the Company, except Subordinated Indebtedness and Junior Subordinated Indebtedness; "Debt" of any Person means the principal of and premium, if any, and interest on (i) all indebtedness of such Person (including indebtedness of others guaranteed by such Person), whether outstanding on the date of the Indenture or thereafter created, incurred or assumed, which is (A) for money borrowed, whether or not evidenced by bonds, debentures, notes or other written instruments or (B) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind, (ii) obligations of, or any such obligations guaranteed by, such Person as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles and leases of property or assets made as part of any sale and lease-back transaction to which such Person is a party, (iii) obligations of such Person under letters of credit,
(iv) any indebtedness of such Person under or other obligations of such Person to make payment pursuant to the terms of commodity contracts, interest rate and currency swap agreements, cap, floor and collar agreements, currency spot and forward contracts, and other similar agreements or arrangements designed to protect against fluctuations in currency exchange or interest rates and (v) amendments, renewals, extensions, modifications and refundings of any such indebtedness or obligation; "Subordinated Indebtedness" means all Debt of the Company, other than Junior Subordinated Indebtedness, which is subordinate and junior in right with respect to the general assets of the Company to Senior Indebtedness and includes (A) the Subordinated Debt Securities, (B) any Debt on a parity with any of the Subordinated Debt Securities and (C) subordinated debt of the Company issued prior to January 5, 1993 (the "Prior Subordinated Indebtedness"); and "Junior Subordinated Indebtedness" means all Debt of the Company which is subordinate and junior in right with respect to the general assets of the Company to all other Debt of the Company (including, without limitation, Senior Indebtedness and Subordinated Indebtedness). (Section 101) The definition of senior indebtedness with respect to Prior Subordinated Indebtedness of the Company includes only indebtedness of or guaranteed by the Company for borrowed money or evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind and obligations of the Company as lessee (as described in (ii) above), other than obligations ranking on a parity with or junior to such Prior Subordinated Indebtedness. Thus, "Senior Indebtedness" as defined in the Indenture encompasses a broader range of instruments and obligations than senior indebtedness as defined with respect to such Prior Subordinated Indebtedness. As a result of this difference, the holders of Subordinated Debt Securities offered hereby could be subordinated to greater amounts of senior indebtedness of the Company than holders of such Prior Subordinated Indebtedness of the Company and, under the circumstances described in the following paragraph, holders of Subordinated Debt Securities offered hereby may receive less, ratably, than holders of such Prior Subordinated Indebtedness of the Company. As of June 30, 1995, the Company, on an unconsolidated basis, had no Senior Indebtedness outstanding and had outstanding $1,130,000,000 aggregate principal amount of Subordinated Indebtedness, including $730,000,000 of Prior Subordinated Indebtedness. The Indenture does not limit the amount of Senior Indebtedness of the Company and the Company may incur Senior Indebtedness from time to time.

  The payment of principal, premium, if any, and interest in respect of the Subordinated Debt Securities is expressly subordinated, to the extent set forth in the Indenture, to all Senior Indebtedness which may at any time and from time to time be outstanding. In the event of any receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, whether or not pursuant to bankruptcy laws, sale of all or substantially all of the assets (except pursuant to Section 801 of the Indenture), dissolution, liquidation or any other marshalling of the assets and liabilities of the Company, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the Subordinated Debt Securities unless and until all Senior Indebtedness shall have been paid in full together with all interest thereon and all other amounts payable in respect thereof. (Section 1501)

  The Indenture also states that, in the event of any default in the payment of any Senior Indebtedness and during the continuance of any such default, no amount shall be paid by the Company in respect of the principal, premium, if any, or interest on the Subordinated Debt Securities. (Section 1501)

ABSENCE OF RESTRICTIVE COVENANTS AND EVENT RISK PROVISIONS

  The Company is not restricted by the Indenture from incurring, assuming or becoming liable for any type of debt or other obligations, from creating liens on its property (including capital stock of the Association) for any purpose, from paying dividends or making distributions on its capital stock or purchasing or redeeming its capital stock or from disposing of capital stock of the Association. The Indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the Indenture does not contain any provision which would require that the Company repurchase or redeem or otherwise modify the terms of any of its Subordinated Debt Securities upon a change in control or other events involving the Company which may adversely affect the creditworthiness of the Subordinated Debt Securities.

CONSOLIDATION, MERGER AND SALE OF ASSETS

  The Company, without the consent of the Holders of any of the Outstanding Securities under the Indenture, may consolidate with or merge into, or convey or transfer its assets substantially as an entirety to, any Person that is a corporation, partnership or trust organized and existing under the laws of the United States of America or any State thereof or the District of Columbia, provided that any successor Person assumes the Company's obligations on the Subordinated Debt Securities and under the Indenture, that after giving effect to the transaction no Event of Default and no event which, after notice or lapse of time or both, would become an Event of Default shall have occurred and be continuing, and that certain other conditions are met. (Section 801)

DEFAULTS AND CERTAIN RIGHTS ON DEFAULT

  The Indenture defines an Event of Default with respect to any series of Subordinated Debt Securities thereunder as being certain events of bankruptcy, insolvency or reorganization involving the Company. (Section 501) The Company will be required to file with the Trustee annually a written statement as to the fulfillment of its obligations under the Indenture. (Section 1004) If an Event of Default shall have occurred and is continuing with respect to Subordinated Debt Securities of any series, the Trustee or the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of that series by notice as provided in the Indenture may declare the principal amount (or, if the Outstanding Securities of that series are Original Issue Discount Securities, such portion of the principal amount as may be specified in the terms of that series) of and all accrued but unpaid interest on all the Outstanding Subordinated Debt Securities of that series to be due and payable immediately. At any time after a declaration of acceleration with respect to Subordinated Debt Securities of any series has been made, but before a judgment or decree for payment of money has been obtained by the Trustee, the Holders of a majority in principal amount of the Outstanding Securities of that series may, under certain circumstances, rescind and annul such acceleration. (Section 502)

  The Indenture does not provide for any right of acceleration of the payment of principal of the Subordinated Debt Securities of any series upon a default in the payment of principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities of such series, or in the performance of any covenant or agreement in the Indenture or in the terms of the Subordinated Debt Securities of such series. In the event of any default in the payment of the principal of (or premium, if any) or interest, if any, on the Subordinated Debt Securities of such series (including a default in payment at the Stated Maturity of the Subordinated Debt Securities of such series), the Indenture requires that the Company, upon demand of the Trustee, pay to the Trustee for the benefit of the Holders of the Subordinated Debt Securities of such series, the whole amount then due and payable on the Subordinated Debt Securities of such series for principal (and premium, if any) and interest, if any. The Indenture provides that if the Company fails to pay such amount forthwith upon demand, the Trustee may, among other things, institute a judicial proceeding for the collection thereof. (Section 503) The limitation on the right of acceleration described above reflects a modification from prior subordinated debt securities issued by the Company (including certain subordinated debt securities issued under the Indenture). Any additional Events of Default with respect to any series of Subordinated Debt Securities, including any related right of acceleration, will be specified in the Prospectus Supplement relating to such series.

  The Indenture provides that, subject to the duty of the Trustee during default to act with the required standard of care, the Trustee will be under no obligation to exercise any of its rights or powers under the Indenture at the request or direction of any of the Holders, unless such Holders shall have offered to the Trustee reasonable indemnity. (Sections 601 and 603) Subject to such provisions for the indemnification of the Trustee, and subject to applicable law and certain other provisions of the Indenture, the Holders of a majority in principal amount of the Outstanding Securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, with respect to the Subordinated Debt Securities of that series. (Section 512)

FORM, EXCHANGE, REGISTRATION AND TRANSFER

  Subordinated Debt Securities of a series may be issuable in definitive form solely as Registered Securities, solely as Bearer Securities or as both Registered Securities and Bearer Securities. Unless otherwise indicated in an applicable Prospectus Supplement, definitive Bearer Securities (other than Bearer Securities in global form) will have interest coupons attached. The Indenture also provides that Subordinated Debt Securities of a series may be issuable in permanent global form. (Section 201) See "Permanent Global Securities."

  Registered Securities of any series (other than a Subordinated Debt Security issued in global form) will be exchangeable for other Registered Securities of the same series in any authorized denominations and of a like aggregate principal amount and tenor. In addition, if Subordinated Debt Securities of any series are issuable as both Registered Securities and Bearer Securities, at the option of the Holder, and subject to the terms of the Indenture, Bearer Securities (with all unmatured coupons and all matured coupons in default, except as provided below) of such series will be exchangeable into Registered Securities of the same series in any authorized denominations and of a like aggregate principal amount and tenor. Bearer Securities surrendered in exchange for Registered Securities after the close of business on a Regular Record Date or a Special Record Date and before the opening of business on the relevant date for payment of interest shall be surrendered without the coupon relating to such date for payment of interest and interest will not be payable on such date in respect of the Registered Security issued in exchange for such Bearer Security, but will be payable only to the Holder of such coupon when due in accordance with the terms of the Indenture. Bearer Securities will not be issued in exchange for Registered Securities. (Section 305) Each Bearer Security other than a temporary global Bearer Security will bear a legend substantially to the following effect: "Any United States Person who holds this obligation will be subject to limitations under the United States income tax laws including the limitations provided in Sections 165(j) and 1287(a) of the Internal Revenue Code."

  Subordinated Debt Securities may be presented for exchange as provided above, and Registered Securities (other than a Subordinated Debt Security issued in global form) may be presented for registration of transfer (with the form of transfer endorsed thereon duly executed), at the office of the Security Registrar or at the office of any transfer agent designated by the Company for such purpose with respect to any series of Subordinated Debt Securities and referred to in an applicable Prospectus Supplement, without service charge and upon payment of any taxes and other governmental charges as described in the Indenture. (Section 305) If a Prospectus Supplement refers to any transfer agents (in addition to the Security Registrar) initially designated by the Company with respect to any series of Subordinated Debt Securities, the Company may at any time rescind the designation of any such transfer agent or approve a change in the location through which any such transfer agent (or Security Registrar) acts, except that, if Subordinated Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a transfer agent in each Place of Payment for such series and, if Subordinated Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (in addition to the Security Registrar) a transfer agent in a Place of Payment for such series located outside the United States. The Company may at any time designate additional transfer agents with respect to any series of Subordinated Debt Securities. (Section 1002)

  The Company shall not be required to (i) issue, register the transfer of, or exchange Subordinated Debt Securities of any series during a period beginning at the opening of business 15 days before (A) if Subordinated Debt Securities of the series are issuable only as Registered Securities, the day of mailing of the relevant notice of redemption and ending at the close of business on the day for such mailing and (B) if Subordinated Debt Securities of the series are issuable as either Bearer Securities or Registered Securities, the earlier of the day of the first publication of the relevant notice of redemption or the mailing of the relevant notice of redemption and ending on the close of business on such earlier day, (ii) register the transfer of or exchange any Registered Security, or portion thereof, called for redemption, except the unredeemed portion of any Registered Security being redeemed in part; or (iii) exchange any Bearer Security called for redemption, except to exchange such Bearer Security for a Registered Security of that series and like tenor which is simultaneously surrendered for redemption. (Section 305)

  Additional information regarding restrictions on the issuance, exchange and transfer of, and special United States federal tax considerations relating to, Bearer Securities will be set forth in an applicable Prospectus Supplement.

PAYMENT AND PAYING AGENTS

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Registered Securities will be made at the office of such Paying Agent or Paying Agents as the Company may designate from time to time, except that at the option of the Company payment of interest on any Registered Security may be made by check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or by wire transfer. Unless otherwise indicated in an applicable Prospectus Supplement, payment of any installment of interest on Registered Securities will be made to the person in whose name such Registered Security is registered at the close of business on the Regular Record Date for such interest. (Sections 307 and 1002)

  Unless otherwise indicated in an applicable Prospectus Supplement, payment of principal of and any premium and interest on Bearer Securities will be payable, subject to any applicable laws and regulations, at the offices of such Paying Agents outside the United States as the Company may designate from time to time or, at the option of the Holder, by a check mailed to an address outside the United States or by transfer to an account maintained by the payee with a bank located outside the United States. (Section 1002) Unless otherwise indicated in an applicable Prospectus Supplement, payment of interest on Bearer Securities on any Interest Payment Date will be made only against surrender outside the United States, to a Paying Agent, of the coupon relating to such Interest Payment Date. (Section 1001 and 1002) No payment with respect to any Bearer Security will be made at any office or agency of the Company in the United States or by check mailed to any address in the United States or by transfer to an account maintained with a bank located in the United States. Notwithstanding the foregoing, payments of principal of and any premium and interest on Bearer Securities denominated and payable in U.S. dollars will be made at the office of the Company's Paying Agent in the Borough of Manhattan, The City of New York, if (but only if) payment of the full amount thereof in U.S. dollars at all offices or agencies maintained by the Company outside the United States is illegal or effectively precluded by exchange controls or other similar restrictions. (Section 1002)

  Any Paying Agents outside the United States and any Paying Agents in the United States initially designated by the Company for the Subordinated Debt Securities will be named in an applicable Prospectus Supplement. The Company may at any time designate additional Paying Agents or rescind the designation of any Paying Agent or approve a change in the office through which any Paying Agent acts, except that, if Subordinated Debt Securities of a series are issuable solely as Registered Securities, the Company will be required to maintain a Paying Agent in each Place of Payment for such series and, if Subordinated Debt Securities of a series are issuable as Bearer Securities, the Company will be required to maintain (i) a Paying Agent in the Borough of Manhattan, The City of New York for payments with respect to any Registered Securities of the series (and for payments with respect to Bearer Securities of the series in the limited circumstances described above, but not otherwise), and (ii) a Paying Agent in a Place of Payment located outside the United States where Subordinated Debt Securities of such series and any coupons appertaining thereto may be presented and surrendered for payment; provided that if the Subordinated Debt Securities of such series are listed on The Stock Exchange of the United Kingdom and the Republic of Ireland, the Luxembourg Stock Exchange or any other stock exchange located outside the United States and such stock exchange shall so require, the Company will maintain a Paying Agent in London, Luxembourg or any other required city located outside the United States, as the case may be, for the Subordinated Debt Securities of such series. (Section 1002)

  All moneys deposited with the Trustee or any Paying Agent or held by the Company in trust for the payment of principal of and any premium or interest on any Subordinated Debt Security which remain unclaimed at the end of two years after such principal, premium or interest shall have become due and payable, will be discharged from trust and repaid to the Company and the Holder of such Subordinated Debt Security or any coupon appertaining thereto will thereafter, as an unsecured general creditor, look only to the Company for payment thereof. (Section 1003)

TEMPORARY GLOBAL SECURITIES

  If so specified in an applicable Prospectus Supplement, all or any portion of the Subordinated Debt Securities of a series which are issuable as Bearer Securities will initially be represented by one or more temporary global Securities, without interest coupons, to be deposited with a common depositary for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear") and CEDEL S.A. ("CEDEL") for credit to the designated accounts. On and after the date determined as provided in any such temporary global Security and described in an applicable Prospectus Supplement, each such temporary global Security will be exchangeable for definitive Bearer Securities, definitive Registered Securities or all or a portion of a permanent global Bearer Security, or any combination thereof, as specified in an applicable Prospectus Supplement, only upon written certification in the form and to the effect described in the applicable Prospectus Supplement. No definitive Bearer Security delivered in exchange for a portion of a temporary global Security shall be mailed or otherwise delivered to any location in the United States in connection with such exchange. (Sections 303 and 304) Additional information regarding restrictions on and special United States federal tax consequences relating to temporary global Securities will be set forth in an applicable Prospectus Supplement.

PERMANENT GLOBAL SECURITIES

  If any Subordinated Debt Securities of a series are issuable in permanent global form, the applicable Prospectus Supplement will describe the distribution procedures applicable to such securities in permanent global form (including any applicable certification requirements) and the circumstances, if any, under which beneficial owners of interests in any such permanent global Security may exchange such interests for Subordinated Debt Securities of such series and of like tenor and principal amount of any authorized form and denomination. (Section 305) Principal of and any premium and interest on a permanent global Security will be payable in the manner described in the applicable Prospectus Supplement.

MEETINGS, MODIFICATION AND WAIVER

  Modifications and amendments of the Indenture may be made by the Company and the Trustee with the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series affected by such modification or amendment; provided, however, that no such modification or amendment may, without the consent of the Holder of each Outstanding Security affected thereby, (a) change the Stated Maturity of the principal of, or any installment of principal of or interest on, any Subordinated Debt Security, (b) reduce the principal amount of any Subordinated Debt Security or the rate of interest thereon or any premium payable upon the redemption thereof, or impair the right to the delivery of Capital Securities, if any, (c) change any obligation of the Company to pay additional amounts pursuant to the terms of the Indenture, (d) reduce the amount of the principal of an Original Issue Discount Security payable upon acceleration of the Maturity thereof, (e) change the coin or currency in which any Subordinated Debt Security or any premium or interest thereon is payable,
(f) impair the right to institute suit for the enforcement of any payment on or with respect to any Subordinated Debt Security, (g) reduce the percentage in principal amount of Outstanding Securities of any series, the consent of whose Holders is required for modification or amendment of the Indenture or for waiver of compliance with certain provisions of the Indenture or for waiver of certain defaults, (h) reduce the requirements contained in the Indenture for quorum or voting, (i) change any obligation of the Company to maintain an office or agency in the places and for the purposes required by the Indenture, (j) modify the terms of the Indenture relating to subordination in a manner adverse to the Holders of Subordinated Debt Securities issued under the Indenture, (k) adversely affect the right of repayment, if any, of the Subordinated Debt Securities at the option of the Holders thereof, or (l) modify any of the above provisions. (Section 902)

  The Holders of not less than a majority in aggregate principal amount of the Outstanding Securities of each series may, on behalf of all Holders of Subordinated Debt Securities of that series and any coupons appertaining thereto, waive any past default and its consequences under the Indenture with respect to Subordinated Debt Securities of that series, except a default (a) in the payment of principal of (or premium, if any) or any interest on any Subordinated Debt Security or coupon of such series, and (b) in respect of a covenant or provision of the Indenture which cannot be modified or amended without the consent of the Holder of each Outstanding Security of such series affected. (Section 513)

  The Indenture provides that in determining whether the Holders of the requisite principal amount of the Outstanding Securities have given any request, demand, authorization, direction, notice, consent or waiver thereunder or whether a quorum is present at a meeting of Holders of Subordinated Debt Securities (i) the principal amount of an Original Issue Discount Security that shall be deemed to be Outstanding shall be the amount of the principal thereof that would be due and payable as of the date of such determination upon acceleration of the Maturity thereof, and (ii) the principal amount of a Subordinated Debt Security denominated in a foreign currency or a composite currency shall be the U.S. dollar equivalent, determined as of the date of original issuance of such Subordinated Debt Security by the Company in good faith, of the principal amount of such Subordinated Debt Security (or, in the case of an Original Issue Discount Security, the U.S. dollar equivalent, determined as of the date of original issuance of such Subordinated Debt Security, of the amount determined as provided in (i) above) and (iii) except as specified in the Indenture, Subordinated Debt Securities owned by the Company or any other obligor upon the Subordinated Debt Securities or any Affiliate of the Company or of such other obligor shall be disregarded and deemed not to be Outstanding. (Section
101)

  The Indenture contains provisions for convening meetings of the Holders of Subordinated Debt Securities of a series. (Section 1301) A meeting may be called at any time by the Trustee, and also, upon request, by the Company or the Holders of at least 10% in principal amount of the Outstanding Securities of such series, in any such case upon notice given in accordance with "Notices" below. (Section 1302) Except for any consent which must be given by the Holder of each Outstanding Security affected thereby, as described above, any resolution presented at a meeting or adjourned meeting at which a quorum (as described below) is present may be adopted by the affirmative vote of the Holders of a majority in principal amount of the Outstanding Securities of that series; provided, however, that, any resolution with respect to any request, demand, authorization, direction, notice, consent, waiver or other action which may be made, given or taken by the Holders of a specified percentage, which is greater than a majority, in principal amount of the Outstanding Securities of a series may be adopted at a meeting or adjourned meeting duly reconvened at which a quorum is present by the affirmative vote of the Holders of such specified percentage in principal amount of the Outstanding Securities of that series. Any resolution passed or decision taken at any meeting of Holders of Securities of any series duly held in accordance with the Indenture will be binding on all Holders of Securities of that series and the related coupons. The quorum at any meeting called to adopt a resolution, and at any reconvened meeting, will be persons holding or representing a majority in principal amount of the Outstanding Securities of a series, subject to certain exceptions. (Section 1304)

DEFEASANCE

  The Indenture provides, unless the Company elects otherwise pursuant to
Section 301 of the Indenture with respect to the Subordinated Debt Securities of any series, that the Company may elect to defease and be discharged from any and all obligations with respect to such Subordinated Debt Securities (except for the obligations to register the transfer or exchange of such Subordinated Debt Securities, to replace temporary or mutilated, destroyed, lost or stolen Subordinated Debt Securities, to maintain an office or agency in respect of the Subordinated Debt Securities and to hold moneys for payment in trust) ("defeasance"), upon the deposit with the Trustee (or other qualifying trustee), in trust for such purpose, of money, and/or U.S. Government Obligations which through the payment of principal and interest in accordance with their terms will provide money, in an amount sufficient to pay the principal of and any premium and interest on such Subordinated Debt Securities, and any mandatory sinking fund or analogous payments thereon, on the scheduled due dates therefor and any amounts that may be payable at the option of a Holder on the due date therefor. Such a trust may only be established if, among other things, the Company has delivered to the Trustee an opinion of counsel (as specified in the Indenture) to the effect that the Holders of such Subordinated Debt Securities will not recognize income, gain or loss for federal income tax purposes as a result of such defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such defeasance had not occurred and, in the case of Bearer Securities, there will be no adverse federal tax consequences to the Holders of such Bearer Securities as a result of such defeasance. Such opinion must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the Indenture. The Prospectus Supplement may further describe the provisions, if any, permitting such defeasance with respect to the Subordinated Debt Securities of a particular series. (Article Fourteen)

NOTICES

  Except as otherwise provided in the Indenture, notices to Holders of Bearer Securities will be given by publication at least twice in a daily newspaper in The City of New York and in such other city or cities as may be specified in such Securities. Notices to Holders of Registered Securities will be given by mail to the addresses of such Holders as they appear in the Security Register. (Sections 101 and 106)

TITLE

  Title to any Bearer Securities and any coupons appertaining thereto will pass by delivery. The Company, the Trustee and any agent of the Company or the Trustee may treat the bearer of any Bearer Security and the bearer of any coupon and the registered owner of any Registered Security as the owner thereof (whether or not such Subordinated Debt Security or coupon shall be overdue and notwithstanding any notice to the contrary) for the purpose of making payment and for all other purposes. (Section 308)

REPLACEMENT OF SUBORDINATED DEBT SECURITIES AND COUPONS

  Any mutilated Subordinated Debt Security or a Subordinated Debt Security with a mutilated coupon appertaining thereto will be replaced by the Company at the expense of the Holder upon surrender of such Subordinated Debt Security to the Trustee. Subordinated Debt Securities or coupons that become destroyed, stolen or lost will be replaced by the Company at the expense of the Holder upon delivery to the Trustee of evidence of the destruction, loss or theft thereof satisfactory to the Company and the Trustee; in the case of any coupon which becomes destroyed, stolen or lost, such coupon will be replaced by issuance of a new Subordinated Debt Security in exchange for the Subordinated Debt Security to which such coupon appertains. In the case of a destroyed, lost or stolen Subordinated Debt Security or coupon an indemnity satisfactory to the Trustee and the Company may be required at the expense of the Holder of such Subordinated Debt Security or coupon before a replacement Subordinated Debt Security will be issued. (Section 306)

CONCERNING THE TRUSTEE

  The Trustee may from time to time make loans to the Company and its subsidiaries and perform other services for the Company and its subsidiaries in the normal course of its business. Under the provisions of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), upon the occurrence and continuance of a default under an indenture, if a trustee has a conflicting interest (as defined in the Trust Indenture Act) the trustee must, within 90 days, either eliminate such conflicting interest or resign. Under the provisions of the Trust

Indenture Act, an indenture trustee shall be deemed to have a conflicting interest if (among other things), upon the occurrence of a default under the indenture, the trustee is a creditor of the obligor. If the trustee fails either to eliminate the conflicting interest or to resign within 10 days after the expiration of such 90-day period, the trustee is required to notify security holders to this effect and any security holder who has been a bona fide holder for at least six months may petition a court to remove the trustee and to appoint a successor trustee.

                       DESCRIPTION OF CAPITAL SECURITIES

  General. The Company may issue a series of Subordinated Debt Securities that are structured such that they are payable at Maturity only by exchange for, or from designated proceeds from the sale of, Common Stock or Perpetual Preferred Stock of the Company (the "Capital Securities"). Unless otherwise provided in the Prospectus Supplement, whenever Subordinated Debt Securities are exchangeable for Capital Securities, the Company will be obligated to deliver Capital Securities with a Market Value (as defined below) equal to the excess, if any, of (i) the outstanding principal amount of such Subordinated Debt Securities over (ii) the principal amount of such Subordinated Debt Securities to be repaid in cash out of Available Funds. In addition, the Company will unconditionally undertake to sell the Capital Securities in a sale (the "Secondary Offering") on behalf of any Holders who elect to receive cash for the Capital Securities. The Company will bear all expenses of the Secondary Offering, including underwriting discounts and commissions. If the Company fails to effect the Secondary Offering, it will deliver to the Holders of Subordinated Debt Securities Capital Securities, and not cash, upon exchange of the Subordinated Debt Securities. The "Market Value" of any Capital Securities means their sale price in the Secondary Offering. If the Company does not effect the Secondary Offering, the Market Value of such Capital Securities shall be the average of their fair value when exchanged as determined by three independent nationally recognized investment banking firms selected by the Company.

  Common Stock. Subject to any prior rights of the preferred stock, if any, of the Company then outstanding, holders of the Company's Common Stock are entitled to receive such dividends as are declared by the Board of Directors out of funds legally available therefor. Subject to the rights of the holders of the preferred stock, if any, in the event of liquidation of the Company, the holders of the Common Stock are entitled to receive pro rata any assets distributable to stockholders in respect of shares held by them. Subject to the rights, if any, of the holders of shares of preferred stock, if any, all voting rights are vested in the holders of shares of Common Stock, each share being entitled to one vote. Stockholder action (including the election of directors) may be taken without a meeting by the written consent of the holders of not less than a majority (or such other percentage as may be required by law or the Company's Certificate of Incorporation) of the stock entitled to vote. Holders of Common Stock do not have any right to subscribe to any additional securities which may be issued by the Company.

  At June 30, 1995, the Company had 200,000,000 authorized shares of Common Stock, $.10 par value, of which 58,693,955 shares were outstanding.

  Perpetual Preferred Stock. The Company may select any Perpetual Preferred Stock as Capital Securities to be exchanged for Subordinated Debt Securities or to be sold and the proceeds of such sale designated on the books of the Company as Available Funds. "Perpetual Preferred Stock" is any preferred stock that is not mandatorily, or at the option of the holder, redeemable or repayable, otherwise than in shares of Common Stock or Perpetual Preferred Stock of another class or series or with the proceeds of the sale of Common Stock or Perpetual Preferred Stock. Any shares of Perpetual Preferred Stock to be so issued will have such designations, preferences, dividend and other rights, qualifications, limitations and restrictions as may be determined by the Company and approved by the Board of Directors.

  At June 30, 1995, the Company had 20,000,000 authorized shares of preferred stock, $1.00 par value, of which no shares were outstanding.

                             PLAN OF DISTRIBUTION

  The Company may sell the Subordinated Debt Securities (i) to one or more underwriters for public offering and sale by them and (ii) to investors directly or through agents. The distribution of the Subordinated Debt Securities may be effected from time to time in one or more transactions at a fixed price or prices (which may be changed from time to time), at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices. Each Prospectus Supplement will describe the method of distribution of the Subordinated Debt Securities offered thereby.

  In connection with the sale of the Subordinated Debt Securities, underwriters, dealers or agents may receive compensation from the Company or from purchasers of the Subordinated Debt Securities for whom they may act as agents, in the form of discounts, concessions or commissions. The underwriters, dealers or agents which participate in the distribution of the Subordinated Debt Securities may be deemed to be underwriters under the Securities Act of 1933 and any discounts or commissions received by them and any profit on the resale of the Subordinated Debt Securities received by them may be deemed to be underwriting discounts and commissions thereunder. Any such underwriter, dealer or agent will be identified and any such compensation received from the Company will be described in the Prospectus Supplement. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.

  Under agreements that may be entered into with the Company, underwriters, dealers and agents may be entitled to indemnification by the Company against certain civil liabilities, including liabilities under the Securities Act of 1933, or to contribution with respect to payments which the underwriters, dealers or agents may be required to make in respect thereof.

  All Subordinated Debt Securities will be new issues of securities with no established trading market. Any underwriters to whom Subordinated Debt Securities are sold by the Company for public offering and sale may make a market in such securities, but such underwriters will not be obligated to do so and may discontinue any market making at any time without notice. No assurance can be given as to the liquidity of the trading market for any such securities.

  Certain of the underwriters or agents and their associates may be customers of, engage in transactions with and perform services for the Company in the ordinary course of business.

                                   VALIDITY

  The validity of the Subordinated Debt Securities is being passed upon for the Company by Orrick, Herrington & Sutcliffe, San Francisco, California.

                                    EXPERTS

  The consolidated financial statements of Golden West Financial Corporation and its subsidiaries incorporated in this Prospectus by reference from the Company's Annual Report on Form 10-K have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated herein by reference, and has been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

       Registration Fee . . . . . . . . . . . . . . . . .     $103,449
       Printing Costs . . . . . . . . . . . . . . . . . .       20,000*
       Trustees' fees . . . . . . . . . . . . . . . . . .        8,000*
       Accounting fees  . . . . . . . . . . . . . . . . .       25,000*
       Rating agencies fees . . . . . . . . . . . . . . .       70,000*
       Legal fees . . . . . . . . . . . . . . . . . . . .       50,000*
       Blue sky and legal investment fees and expenses. .       10,000*
       Miscellaneous. . . . . . . . . . . . . . . . . . .        2,000*
                                                               -------
                  Total                                       $288,449
                                                               =======
----------
*Estimated

Item 15.  Indemnification of Directors and Officers.

  As authorized by Section 145 of the Delaware Corporation Law, the bylaws of the Company provide for indemnification of directors and officers in certain cases. A director or officer of the Company (i) must be indemnified by the Company for all expenses of litigation or other legal proceedings when he is successful on the merits or otherwise in such litigation or proceedings, (ii) must be indemnified by the Company for the expenses, judgments, fines and amounts paid in settlement of litigation or proceedings (other than a derivative action), even if he is not successful, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interest of the Company (and, in the case of a criminal proceeding, had no reasonable cause to believe his conduct was not lawful), and (iii) must be indemnified by the Company for expenses of a derivative action, even if he is not successful, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Company, provided that no indemnification may be made in the case of a derivative action if the person is judged liable to the Company, unless a court determines that, despite such adjudication but in view of the circumstances, he is entitled to indemnification of such expenses.

  The bylaws of the Company further provide that the Company may purchase insurance on behalf of its directors and officers whether or not it would have the power to indemnify them against such liability.

Item 16.  Exhibits.

  Exhibit
  Number          Description of Exhibit
  -------         ----------------------
     1.1       Form of Underwriting Agreement*
     1.2 Form of Underwriting Agreement Standard Provisions for Subordinated Debt Securities*
     4.1 Indenture dated as of July 1, 1995 between Golden West Financial Corporation and Bankers Trust Company, Trustee
     4.3       Form of Note*

     5         Opinion of Orrick, Herrington & Sutcliffe**

     12        Computations of ratios of earnings to fixed charges**

     23.1      Consent of Deloitte & Touche LLP

     23.2 Consent of Orrick, Herrington & Sutcliffe (contained in the opinion filed as Exhibit 5 to this Registration Statement)**


     24        Powers of Attorney**

     25 Form T-1 Statement of Qualification under the Trust Indenture Act of 1939 of Bankers Trust Company, Trustee**


* Incorporated by reference to Registrant's Registration Statement on Form S-3 (File No. 33-57882)

**   Previously filed

Item 17.  Undertakings.

     The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

               (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

              (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that the undertakings set forth in clauses (i) and (ii) above shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 15 above or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted against the registrant by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Oakland, State of California, on the 15th day of September, 1995.

                              GOLDEN WEST FINANCIAL CORPORATION


                              By     /s/  J.L. HELVEY
                                -----------------------------------
                                         (J.L. Helvey)
                                    Group Senior Vice President


     Pursuant to the requirements of the Securities Act of 1933, this Amendment to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

          Signature                       Capacity                  Date
          ---------                       --------                  ----

         HERBERT M. SANDLER*       Principal Executive Officer  September 15, 1995
    -----------------------------    and Director
        (Herbert M. Sandler)


         MARION O. SANDLER*        Principal Executive Officer  September 15, 1995
    -----------------------------    and Director
        (Marion O. Sandler)


     /s/ J.L. HELVEY               Principal Financial and      September 15, 1995
    -----------------------------    Accounting Officer
        (J.L. Helvey)


         LOUIS J. GALEN*           Director                     September 15, 1995
    -----------------------------
        (Louis J. Galen)


         PATRICIA A. KING*         Director                     September 15, 1995
    -----------------------------
        (Patricia A. King)


         WILLIAM D. MCKEE*         Director                     September 15, 1995
    -----------------------------
        (William D. McKee)


         BERNARD A. OSHER*         Director                     September 15, 1995
    -----------------------------
        (Bernard A. Osher)


         KENNETH T. ROSEN*         Director                     September 15, 1995
    -----------------------------
        (Kenneth T. Rosen)


         PAUL SACK*                Director                     September 15, 1995
    -----------------------------
        (Paul Sack)

*By:      /s/    J.L. HELVEY
     -------------------------------
     (J.L. Helvey, Attorney-in-Fact)

==============================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    EXHIBITS

                                       to

                                    Form S-3


                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933



                                 --------------


                             GOLDEN WEST FINANCIAL
                                  CORPORATION

                                 --------------


==============================================================================

                               INDEX TO EXHIBITS

                                                                    Sequentially
Exhibit                                                             Numbered
Number                        Exhibit                                   Page
-------                       -------                               ------------
4.1             Indenture dated as of July 1, 1995 between
                Golden West Financial Corporation and
                Bankers Trust Company, Trustee
23.1            Consent of Deloitte & Touche LLP